Exhibit 10.1

THERAVANCE BIOPHARMA INC.

AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN

RESTRICTED SHARE PURCHASE AGREEMENT

THIS RESTRICTED SHARE PURCHASE AGREEMENT (the “Agreement”) is entered into as of [•], by THERAVANCE BIOPHARMA, INC., a Cayman Islands exempted limited liability company (the “Company”), and [•] (the “Purchaser”).

SECTION 1. ACQUISITION OF SHARES.

(a)Purchase of Ordinary Shares.  On [(i) [•] (Date 1), (ii) after close of market on the second full trading day after the Company reports its [•] financial results (Date 2), (iii) after close of market on the second full trading day after the Company reports its [•] financial results (Date 3), (iv) after close of market on the second full trading day after the Company reports its [•] financial results (Date 4) and (v) after close of market on the second full trading day after the Company reports its [•] financial results (Date 5)] (each, a “Purchase Date”), the Purchaser agrees to purchase, and the Company agrees to transfer to the Purchaser, a number of the Company’s Ordinary Shares determined as follows:

(i)on Date 1: a number of Ordinary Shares equal to $[•] (i.e., [•]% of Purchaser’s gross pay from base salary less taxes withheld on same for the period from January 1 – [•]) divided by the closing price of an Ordinary Share on Date 1, rounded down to the nearest whole share; and

(ii)On each Purchase Date after Date 1: a number of Ordinary Shares (rounded down to the nearest whole share) equal to (A) that number of base salary paychecks for the [•] fiscal year since the immediately prior Purchase Date multiplied by $[•], divided by (B) the closing price of an Ordinary Share on the applicable Purchase Date.

Notwithstanding the foregoing, in the event that a Purchase Date occurs on a date that that is during a blackout period under the Company’s insider trading policy, the Purchase Date shall instead occur on the first business day occurring after the expiration of such blackout period.  The Ordinary Shares purchased on each Purchase Date shall be referred to in this Agreement as the “Purchased Shares”.  The purchase price for each Purchased Share shall be the closing price of an Ordinary Share on the relevant Purchase Date (the “Purchase Price”).

(b)No Purchase Above [•] Per Share.  Notwithstanding anything in this Agreement to the contrary, if the Purchase Price on a Purchase Date is greater than $[•] (as proportionately adjusted in the event of a share split or other event set forth in Section 11.1 of the Plan), no purchase or sale of Ordinary Shares shall occur on such Purchase Date.

(c)Transfer.  On the terms and conditions set forth in this Agreement and the Plan, the Company agrees to transfer to the Purchaser the Purchased Shares.  The transfer shall occur at the offices of the Company on the applicable Purchase Date or at such other place and time as the parties may agree.

(d)Consideration.  The Purchaser agrees to pay the Purchase Price for each Purchased Share.  The Purchase Price is agreed to be not less than 100% of the Fair Market Value of each Purchased Share.  Payment shall be made in cash or cash equivalents on the applicable Purchase Date.

(e)Vesting.  The Purchased Shares shall be fully vested.

(f)Plan and Defined Terms.  Purchaser and the Company agree that the Purchased Shares are being sold under, and are governed by the terms and conditions of, the Theravance Biopharma, Inc. Amended and Restated 2013 Equity Incentive Plan (the “Plan”).  The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Plan.

(g)For Own Account. The Purchased Shares are being acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

SECTION 2. TERMINATION OF SERVICE

No Ordinary Shares will be purchased or sold pursuant to this Agreement on a Purchase Date unless Purchaser remains an Employee on such Purchase Date.

SECTION 3. CHANGE IN CONTROL

This Agreement will terminate immediately prior to a Change in Control (as defined in the Plan).  No Ordinary Shares shall be purchased or sold pursuant to this Agreement on or after the effective date of such Change in Control.

SECTION 4. SHARE CERTIFICATES.

(a)Share Certificates.  The Purchased Shares will be issued in book-entry form, registered in the Purchaser’s name in the register of members of the Company or in the name of Purchaser’s legal representatives, beneficiaries or heirs, as the case may be.

(b)Legend.  The Purchaser  acknowledges that  any certificates or book-entry records representing the Purchased Shares shall contain a legend to the effect that the Purchased Shares are held by “affiliate” of the Company within the meaning of the Securities Act of 1933, as amended.

SECTION 5. MISCELLANEOUS PROVISIONS.

(a)Withholding Taxes.  The Purchaser agrees to make arrangements satisfactory to the Company (or the Parent, Subsidiary or Affiliate employing the Purchaser) to pay any withholding taxes that may be due as a result of this award.

(b)The Plan.  The text of the Plan is incorporated into this Agreement by reference.  A copy of the Plan is available on the Company’s intranet or by request to the Finance

Department.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

(c)Restrictions on Resale.  The Purchaser agrees not to sell any shares at a time when applicable laws, regulations, Company trading policies (including the Company’s Insider Trading Policy, a copy of which can be found on the Company’s intranet) or an agreement between the Company and its underwriters prohibit a sale.  This restriction will apply as long the Purchaser’s service with the Company continues and for such period of time after termination of the Purchaser’s service as the Company may specify.

(d)No Retention Rights.  This award and this Agreement do not give Purchaser the right to be employed by or retained by the Company, a Parent, Subsidiary or Affiliate in any capacity.  The Company and its Parent, Subsidiaries and Affiliates reserve the right to terminate the Purchaser’s service at any time, with or without cause.

(e)Recoupment Policy.  The shares issued pursuant to this Agreement shall be subject to any Company recoupment policy in effect from time to time.

(f)Electronic Delivery.  The Purchaser agrees that the Company may deliver by email all documents relating to the Plan or this award (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements).  The Purchaser also agrees that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a website, it will notify the Purchaser by email.

(g)Entire Agreement.  This Agreement and the Plan constitute the entire understanding between the Purchaser and the Company regarding the Purchased Shares.  Any prior agreements, commitments or negotiations concerning this award are superseded.  This Agreement may be amended only by another written agreement between the parties.

(h)Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Cayman Islands (without regard to their choice-of-law provisions).

(i)Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

PURCHASER:	THERAVANCE BIOPHARMA, INC.

By:

[•]	Name: [•]

Title: [•]